INTERCREDITOR AGREEMENT

This Intercreditor Agreement (“Agreement”) is made effective as of the __________ __, 200_, by and between Venture Lending & Leasing IV, Inc. (“VLL4”), and Venture Lending & Leasing V, Inc. (“VLL5”), both Maryland corporations (sometimes referred to herein jointly as “Lenders”, and individually as a “Lender”).

RECITALS

[Use first alternate paragraphs A. and B. where the two Lenders are entering into simultaneous, initial loan commitments to the same borrower]

A.

Each Lender has entered into a separate Loan and Security Agreement of even date herewith (each, a "Loan Agreement") with ____________, a ________ corporation ("Borrower"), pursuant to which each Lender has agreed, severally and not jointly, to make secured, term loans to Borrower up to the amount of such Lender's Commitment.  Pursuant to the Loan Agreements, Borrower has granted to each Lender a security interest in certain now owned and hereafter acquired personal property collateral described on Exhibit "A" to this Agreement, as such Exhibit may be amended or supplemented from time to time (the “Collateral”).  Borrower has also executed or will execute one or more Uniform Commercial Code financing statements in favor of each Lender, which have been filed or will be filed with the Secretary of State of [jurisdiction of Borrower’s incorporation] and in other jurisdictions or offices, and has executed or will execute such additional account control agreements, collateral assignments, pledge agreements, and mortgages as Lenders may request (collectively, with the Loan Agreements, the "Security Documents").

B.

This Agreement sets forth certain rights and duties of the parties with respect to the Collateral, the parity of each Lender's security interest in the Collateral and the products and proceeds thereof, and other rights and obligations among the parties.

[Use the following alternate Recital paragraphs, modified as necessary, in cases where VLL4 has loans outstanding under a prior loan agreement with a borrower to whom VLL5 is now extending a new commitment.  The Recitals, priority listing in Section 2.2, and proceeds “waterfall” in Section 4 will vary, depending on the nature of VLL4’s prior commitment and scope of collateral, and the nature of VLL5’s new commitment and scope of collateral.]

A.

VLL5 has entered into a Loan and Security Agreement and Supplement thereto, both of even date herewith (collectively, and as the same may be supplemented, amended, extended and renewed from time to time, the “VLL5 Loan Agreement”) with _______________, Inc., a [Delaware] corporation (referred to herein as “Borrower”), pursuant to which VLL5 has agreed to make secured, term loans to Borrower up to the amount of VLL5's Commitment (as such term is defined in the VLL5 Loan Agreement).

B.

Previously, VLL4 entered into a Loan and Security Agreement and Supplement thereto, both dated as of _____________ (collectively, and as the same may be supplemented, amended, extended and renewed from time to time, the “VLL4 Loan Agreement”) with Borrower, pursuant to which VLL4 agreed to make secured, term loans to Borrower up to the amount of VLL4's Commitment (as such term is defined in the VLL4 Loan Agreement).  The VLL5 Loan Agreement and the VLL4 Loan Agreement are each sometimes referred to herein jointly as the “Loan Agreements”, and individually as a “Loan Agreement”.

C.

Pursuant to the Loan Agreements, Borrower has granted to each Lender a security interest in substantially all of Borrower’s now owned and hereafter acquired personal property assets (the “Collateral”).  Borrower has also authorized the filing of one or more Uniform Commercial Code financing statements in favor of each Lender, which have been filed or will be filed with the Secretary of State of [Delaware], and has executed or will execute such additional documents from time to time as each Lender may reasonably request to create, perfect or maintain the perfection of each such Lender’s Liens on the Collateral (collectively, with the Loan Agreements, the “Security Documents”).

D.

The proceeds of loans to be made by VLL5 will be used to finance (i) Borrower’s acquisition of specified items of computer equipment, lab and shop equipment, test equipment, office equipment and other items of personal property approved by VLL5 not previously financed by VLL4 (all such items financed by VLL5 being referred to hereinafter as the “VLL5 Primary Collateral”), and (ii) Borrower’s general working capital purposes.  The VLL5 Primary Collateral will be described with more particularity on Exhibit “A” hereto as may be amended and supplemented from time to time; provided, however, that no delay or failure to so amend or supplement such Exhibit shall affect the characterization of any item of equipment or other personal property financed by VLL5 as VLL5 Primary Collateral, nor shall such delay or failure otherwise alter or diminish its rights with respect to such VLL5 Primary Collateral under this Agreement, the VLL5 Loan Agreement, the VLL4 Loan Agreement or applicable law.

E.

The proceeds of loans previously made by VLL4 under the VLL4 Loan Agreement were used by Borrower to finance (i) its acquisition of specified items of computer equipment, lab and shop equipment, test equipment, office equipment and other items of personal property approved by VLL4, each of which is more particularly described on Exhibit “C” to this Agreement (all such items of financed by VLL4, as described on Exhibit “C”, being referred to hereinafter as the “VLL4 Primary Collateral”), and (ii) Borrower’s general working capital purposes. The VLL4 Loan Agreement contains covenants prohibiting Borrower from incurring additional indebtedness and granting additional Liens to third parties.  VLL4 is willing to waive such restrictions to induce VLL5 to provide Borrower the credit accommodations contemplated under the VLL5 Loan Agreement.  The VLL5 Loan Agreement contains similar restrictions on third party indebtedness and Liens, and VLL5 is willing to waive such restrictions in order to induce VLL4 to continue its credit accommodations to Borrower under the VLL4 Loan Agreement.

F.

This Agreement sets forth certain rights and duties of the Lenders with respect to the Collateral, and with respect to the portions of the Collateral comprising the VLL4 Primary Collateral and the VLL5 Primary Collateral, the parity of each Lender's security interest in such Collateral and the products and proceeds thereof, and other rights and obligations among the Lenders.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein the parties agree as follows:

1.

DEFINITIONS AND CONSTRUCTION

1.1

Definitions.  As used in this Agreement, the following terms shall have the following definitions:

“Bankruptcy Code” means the federal bankruptcy law of the United States as from time to time in effect, currently as Title 11 of the United States Code.  Section references to current sections of the Bankruptcy Code shall refer to comparable sections of any revised version thereof if section numbering is changed.

“Claim” means the VLL4 Claims and/or the VLL5 Claims, as applicable.

“Collateral” has the meaning set forth in Exhibit “A” to this Agreement.

“Enforcement Action” means, with respect to any Lender and with respect to any Claim of such Lender or any item of Collateral in which such Lender has or claims a security interest, lien or right of offset, any action, whether judicial or nonjudicial, to repossess, collect, accelerate, offset, recoup, give notification to third parties with respect to, sell, dispose of, foreclose upon, give notice of sale, disposition, or foreclosure with respect to, or obtain equitable or injunctive relief with respect to, such Claim or Collateral.  The filing by any Lender of, or the joining in the filing by any Lender of, an involuntary bankruptcy or insolvency proceeding against Borrower also is an Enforcement Action.

“Insolvency Event” has the meaning given to such term in Section 4.5.

“Lender” or “Lenders” have the meanings given to such terms in the introductory paragraph hereof.

“Lien” means a lien or security interest in the Collateral to secure a Claim of a Lender.

“Loan” means an extension of credit by a Lender under its Loan Agreement.

“Loan Agreement” has the meaning given to such term in Recital B.

“Loan Documents” means all of the “Loan Documents” as defined in the Loan Agreements except the Warrants.

“Proceeds” means “proceeds,” as such term is defined in the UCC and, in any event, shall include, without limitation, (a) any and all accounts, chattel paper, instruments, cash or other forms of money or currency or other proceeds payable to Borrower from time to time in respect of the Collateral, (b) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Borrower from time to time with respect to any of the Collateral, (c) any and all payments (in any form whatsoever) made or due and payable to Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), (d) any claim of Borrower against third parties (i) for past, present or future infringement of any copyright, patent or patent license or (ii) for past, present or future infringement or dilution of any trademark or trademark license or for injury to the goodwill associated with any trademark, trademark registration or trademark licensed under any trademark license and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

 “VLL4 Claims” means any and all present and future “claims” (used in its broadest sense, as contemplated by and defined in Section 101(5) of the Bankruptcy Code, but without regard to whether such claim would be disallowed under the Bankruptcy Code) of VLL4 now or hereafter arising or existing under or relating to the Loan Agreement and related Loan Documents, whether joint, several, or joint and several, whether fixed or indeterminate, due or not yet due, contingent or non-contingent, matured or unmatured, liquidated or unliquidated, or disputed or undisputed, whether under a guaranty or a letter of credit, and whether arising under contract, in tort, by law, or otherwise, any interest or fees thereon (including interest or fees that accrue after the filing of a petition by or against Borrower under the Bankruptcy Code, irrespective of whether allowable under the Bankruptcy Code), any costs of Enforcement Actions, including reasonable attorneys’ fees and costs, and any prepayment or termination premiums.

“VLL5 Claims” means any and all present and future “claims” (used in its broadest sense, as contemplated by and defined in Section 101(5) of the Bankruptcy Code, but without regard to whether such claim would be disallowed under the Bankruptcy Code) of VLL5 now or hereafter arising or existing under or relating to the Loan Agreement and related Loan Documents, whether joint, several, or joint and several, whether fixed or indeterminate, due or not yet due, contingent or non-contingent, matured or unmatured, liquidated or unliquidated, or disputed or undisputed, whether under a guaranty or a letter of credit, and whether arising under contract, in tort, by law, or otherwise, any interest or fees thereon (including interest or fees that accrue after the filing of a petition by or against Borrower under the Bankruptcy Code, irrespective of whether allowable under the Bankruptcy Code), any costs of Enforcement Actions, including reasonable attorneys’ fees and costs, and any prepayment or termination premiums.

1.2

Other Interpretive Provisions.  References in this Agreement to “Recitals,” “Sections,” and “Exhibits” are to recitals, sections, and exhibits herein and hereto unless otherwise indicated.  References in this Agreement to any document, instrument or agreement shall include (a) all exhibits, schedules, annexes and other attachments thereto, (b) all documents, instruments or agreements issued or executed in replacement thereof, and (c) such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time.  The words “include” and “including” and words or similar import when used in this Agreement shall not be construed to be limiting or exclusive.

2.

INTERCREDITOR ARRANGEMENTS

2.1

Proportionate Interests.  Except as otherwise provided in this Agreement, all of the rights, interests and obligations of each Lender under the Loan Agreements and related Loan Documents, including security interests in the Collateral under the Loan Agreements, shall be shared by the Lenders in the ratio of (a) the aggregate outstanding principal amount of such Lender’s Loans to Borrower under the applicable Loan Agreement, to (b) the aggregate outstanding principal amount of all Loans of Lenders to Borrower under the Loan Agreements.  Any reference in this Agreement to an allocation between or sharing by the Lenders of any right, interest or obligation “ratably,” “proportionally” or in similar terms shall refer to this ratio.  The provisions hereof shall apply irrespective of the time or order of attachment or perfection of security interests, or the time or order of filing or recording of financing statements.

[Use following version of Section 2.2 where the two Lenders are entering into simultaneous, initial loan commitments to the same borrower]

2.2

Priority of Security Interests; Effect of Lender’s Nonperfection.  Notwithstanding any contrary priority established by (a) the filing dates of their respective financing statements, (b) the recording dates of any other security perfection documents, or (c) which Lender has possession of any of the Collateral, the parties agree that the Lien of each Lender in the Collateral perfected or to be perfected by such Lender’s Security Documents shall be of equal rank and priority to the other Lender’s Liens in the same Collateral, and the Lien of each Lender in the Collateral shall be deemed an undivided Pro Rata security interest in all items of Collateral.  The equality in priority and pari passu nature of the Lenders' Liens specified in this Agreement are applicable irrespective of:  the time or order of attachment or perfection of security interests; the time or order of filing of any Security Documents; or the time of giving or failure to give notice of the acquisition or expected acquisition of purchase money or other security interests.  This Agreement applies only to Liens held by Lenders to secure Loans and other advances made under the Loan Agreements.  The agreement herein as to the equality in priority of Lenders' Liens is expressly conditioned upon the perfection and nonavoidability of the Lien of each Lender.  If the Lien of any Lender is (i) determined by a court of competent jurisdiction to be avoidable for any reason, or (ii) such Lender fails to timely perfect its Lien with respect to all or any portion of the Collateral (or such perfection is not maintained without lapse) and as a result thereof the priority of such Lender's Lien becomes subordinate or junior to a perfected Lien in favor of a third party under the Uniform Commercial Code or other applicable law, (such Lender being referred to as an "Affected Lender"), then all losses by Affected Lender from the Collateral (a "Loss") resulting from such failure to timely perfect or maintain perfection or from such avoidability shall be borne solely by the Affected Lender.  In the event of any dispute between the Lenders as to the amount of the Loss, the amount determined by the perfected Lender shall be presumed correct unless and until rebutted by competent evidence presented by the Affected Lender.  The Affected Lender shall bear the burden of persuasion.  Notwithstanding anything to the contrary in this Section 2.2, if both Lenders' Liens are perfected as to particular Collateral on the same day, then the agreement herein as to the equality in priority of their Liens shall apply to such Collateral.

[Use the following alternate Section 2.2, modified as necessary, in cases where VLL4 has loans outstanding under a prior loan agreement with a borrower to whom VLL5 is now extending a new commitment.]

2.2

Priority of Security Interests; Effect of Lender’s Nonperfection. Notwithstanding any contrary priority established by (i) the filing dates of their respective financing statements, (ii) the recording dates of any other security perfection documents, or (iii) which Lender has possession of any of the Collateral, the parties agree that:

(a)

the Liens of VLL4 in the VLL4 Primary Collateral shall at all times be senior in rank and order of priority to the Liens of VLL5 in the VLL4 Primary Collateral;

(b)

the Liens of VLL5 in the VLL5 Primary Collateral shall at all times be senior in rank and order of priority to the Liens of VLL4 in the VLL5 Primary Collateral; and

(c)

the Liens of VLL4 in all Collateral, other than the VLL5 Primary Collateral, shall at all times be senior in rank and order of priority to the Liens of VLL5 in such Collateral.

The relative priority of the Liens specified in this Agreement applies only to Liens held by the Lenders to secure loans and other advances made under the Loan Agreements.  The agreement herein as to the priority of Lenders' Liens is expressly conditioned upon the perfection and nonavoidability of the Lien of each Lender.  If the Lien of any Lender is (i) determined by a court of competent jurisdiction to be avoidable for any reason, or (ii) such Lender fails to timely perfect its Lien with respect to all or any portion of the Collateral (or such perfection is not maintained without lapse) and as a result thereof the priority of such Lender's Lien becomes subordinate or junior to a perfected Lien in favor of a third party under the Uniform Commercial Code or other applicable law (such Lender being referred to as an “Affected Lender”), then all losses by Affected Lender from the Collateral (a “Loss”) resulting from such failure to timely perfect or maintain perfection or from such avoidability shall be borne solely by the Affected Lender.  In the event of any dispute between the Lenders as to the amount of the Loss, the amount determined by the perfected Lender shall be presumed correct unless and until rebutted by competent evidence presented by the Affected Lender.  The Affected Lender shall bear the burden of persuasion.  Notwithstanding anything to the contrary in this Section 2.2, if both Lenders' Liens are perfected as to particular Collateral on the same day, then the agreement herein as to the equality in priority of their Liens shall apply to such Collateral.

2.3

Limitation on Further Loans.  After the date hereof, except pursuant to the Loan Agreement, no Lender may make loans to or otherwise extend credit to Borrower without notice to and the consent of each other Lender, which consent will not be unreasonably withheld.

2.4

Transfer of Interest in Loans.

(a)

Consent.  No Lender may sell or otherwise transfer any of its interest in the Loan Agreement, the related Loan Documents and its Loan without the prior written consent of each other Lender, which consent shall not be unreasonably withheld; provided, however, each Lender agrees that any Lender may assign to its lender or grant a security interest in such Lender’s interests without consent and if the assignee of any Lender is a creditor of such Lender to whom such Lender has granted such a security interest, then following the occurrence of an event of default (however defined) under or with respect to the indebtedness held by such assignee or the occurrence of an event where with the giving of notice or the passage of time or both would constitute such an event of default, the written consent of such assignee, rather than of such assignor Lender, shall be required for any modification or amendment to this agreement; provided, further each Lender may sell to any other financial entity participation interests in such Lender’s rights under this Agreement, the Loan Agreement and the other Loan Documents, provided that notwithstanding the sale of participations, such Lender shall remain solely responsible for the performance of its obligations under this Agreement, the Loan Agreement and the other Loan Documents, such Lender shall remain the holder of any Loan Agreement Supplement for all purposes under this Agreement and the Loan Agreement, and Agent shall continue to deal solely and directly with such Lender in connection with this Agreement, the Loan Agreement and the other Loan Documents.

(b)

Assumption of Obligations.  The transferee shall assume all obligations of the transferring Lender with respect to the portion of the transferor’s interest under this Agreement and the Loan Agreement.

(c)

Legal Authority and Financial Ability.  The transferee shall provide to each other Lender evidence satisfactory to such Lender that the proposed transferee has the financial ability and legal authority to assume and perform all obligations of the transferring Lender under this Agreement and the Loan Agreement.

(d)

Voidability.  Any sale or transfer of an interest in this Agreement and the Loan Agreement shall be voidable at the option of any other Lender unless the provisions of this Section 2.4 are satisfied.

2.5

Possession of Collateral; Lender as Bailee. Each Lender agrees that any time it receives or otherwise is in possession of any Collateral, whether through foreclosure, bankruptcy, insolvency proceedings or otherwise, such Collateral and any proceeds thereof shall be received or held by such Lender as a bailee for the other Lender for purposes of:  maintaining the perfection of Lenders' security interests in such Collateral; distribution between the Lenders in accordance with the terms of this Agreement; and application to their respective claims against Borrower as provided herein and in any other Loan Document.

3.

NOTICES OF RELATIVE PRIORITY. At the request of any Lender, each Security Document under the Loan Agreement naming an individual Lender as secured party, collateral assignee or mortgagee shall contain an unqualified statement in substantially the following form:

The security interests of [one Lender] and its successors and assigns described herein are subject to a certain Intercreditor Agreement dated ____________, among Borrower, Venture Lending & Leasing IV, Inc., and Venture Lending & Leasing V, Inc.

Each Lender agrees to authorize the execution of any and all financing statements, financing statement amendments, notices and other documents reasonably deemed necessary by any other Lender to establish and maintain the relative priority agreement made herein as a matter of public record.  Any financing statement in favor of an individual Lender with respect to the Collateral shall include a statement substantially as follows:

Secured Party's security interest in the collateral covered by this financing statement is subject to an Intercreditor Agreement dated __________________, between Secured Party and [other Lender].

4.

REMEDIES UPON AN EVENT OF DEFAULT

4.1

Lenders’ Standstill; Decision to Exercise Remedies. Without the prior written consent of the other Lender or its assignee, which consent shall not be withheld unreasonably (and which withholding shall be deemed unreasonable if it would prevent the other Lender or its assignee from taking action which such Lender, its assignee or its respective counsel deems commercially reasonable under the Uniform Commercial Code or other applicable law), no Lender or its assignee (the “Enforcing Lender”) shall collect, take possession of, foreclose upon, or exercise any rights or remedies with respect to the Collateral or Borrower, judicially or non-judicially, in order to satisfy or collect any Obligations owed in connection with such Lender's Loan Agreement or attempt to do any of the foregoing.  In any event, such consent shall be deemed given if such other Lender or its assignee has not objected in writing within 30 days after receipt of notice from the Enforcing Lender of its intention to take any such action.  Except as expressly limited by this Section 4.1, each Lender (or its assignee) may unilaterally exercise any rights and remedies under its Loan Documents, including without limiting the generality of the foregoing, the cessation of any future Loans to Borrower and the acceleration of then outstanding Loans upon the occurrence of an Event of Default. Upon default and acceleration of the Loans by an Enforcing Lender under applicable provisions of its Loan Agreement, such Lender may, with the consent of the other Lender (as required under this Section 4.1), proceed with the enforcement of such Lenders' rights against the Collateral for the benefit of Lenders under the Loan Documents.  Any repossession, sale or distribution of proceeds of Collateral shall be accomplished as required by this Agreement, the Loan Documents, and applicable law.  Effective upon receipt of such consent, the Enforcing Lender is authorized to exercise all rights and remedies of Lenders under the Loan Documents (an “Enforcement Action”).  Unless the Enforcing Lender shall request further guidance or consents, any direction by the other Lender to begin Enforcement Action shall only state that the Enforcing Lender shall begin enforcement, and shall not specify the manner in which enforcement should proceed.  Once the Enforcing Lender receives an enforcement direction from the other Lender, all decisions as to how to proceed to enforce the Lenders' rights and remedies, including, without limitation, the methods and timing of proceeding, may be made by the Enforcing Lender in its good faith business judgment, with such consultation with other Lender as Enforcing Lender in its sole discretion deems reasonable under the circumstances.  In the event of one or more foreclosure sales, Enforcing Lender shall have the right to credit bid on behalf of all Lenders in respect of their Loans and all other Obligations of Borrower under the Loan Documents.

[Use following version of Section 4.2 where the two Lenders are entering into simultaneous, initial loan commitments to the same borrower]

4.2Ratable Treatment.  If at any time after the Loans shall have been declared due and payable pursuant to the terms of the Loan Agreements, either Lender shall obtain any payment (whether voluntary, involuntary, by foreclosure, by application of setoff, or otherwise) of any principal of or interest on its Loans in excess of its ratable share of payments ("Excess Payment") received by both Lenders on principal of and interest on their Loans, then the Lender receiving such Excess Payment shall make payments ("Sharing Payments") to the other Lender as shall result in both Lenders receiving their ratable share of payments; provided, however, that if all or any portion of the Excess Payment is thereafter recovered from the Lender who received it, then the Sharing Payments theretofore made by the Lender to the other Lender shall be rescinded and returned to the extent necessary so the Lenders shall have received the ratable shares to which they are entitled under the Loan Agreements and this Agreement.

[Use the following alternate Sections 4.2 through 4.4, modified as necessary, in cases where VLL4 has loans outstanding under a prior loan agreement with a borrower to whom VLL5 is now extending a new commitment.]

4.2

Application of Proceeds of VLL4 Primary Collateral after an Event of Default. Notwithstanding anything to the contrary in the Loan Documents, as between the Lenders, the Proceeds of all VLL4 Primary Collateral shall upon receipt by any Lender after the occurrence and during the continuance of an Event of Default under the Loan Agreements be paid to and applied as follows:

(a)

First, to the payment of then outstanding out-of-pocket costs and expenses of the Lenders, including all amounts expended to preserve the value of the VLL4 Primary Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys’ fees, incurred or made under the Loan Documents by the Lenders (in proportion to such costs and expenses theretofore incurred by each);

(b)

Second, to VLL4, in an amount up to the VLL4 Claims;

(c)

Third, to VLL5, in an amount up to the VLL5 Claims; and

(d)

Fourth, to Borrower, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

4.3

Application of Proceeds of VLL5 Primary Collateral after an Event of Default. Notwithstanding anything to the contrary in the Loan Documents, as between the Lenders, the Proceeds of all VLL5 Primary Collateral shall upon receipt by any Lender after the occurrence and during the continuance of an Event of Default under the Loan Agreements be paid to and applied as follows:

(a)

First, to the payment of then outstanding out-of-pocket costs and expenses of the Lenders, including all amounts expended to preserve the value of the VLL5 Primary Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys’ fees, incurred or made under the Loan Documents by the Lenders (in proportion to such costs and expenses theretofore incurred by each);

(b)

Second, to VLL5, in an amount up to the VLL5 Claims;

(c)

Third, to VLL4, in an amount up to the VLL4 Claims; and

(d)

Fourth, to Borrower, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

4.4

Application of Proceeds of Collateral after an Event of Default. Notwithstanding anything to the contrary in the Loan Documents, as between the Lenders, the Proceeds of all Collateral, or any part thereof, other than the VLL4 Primary Collateral and the VLL5 Primary Collateral, shall upon receipt by any Lender after the occurrence and during the continuance of an Event of Default under the Loan Agreements be paid to and applied as follows:

(a)

First, to the payment of then outstanding out-of-pocket costs and expenses of the Lenders, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys’ fees, incurred or made under the Loan Documents by the Lenders (in proportion to such costs and expenses theretofore incurred by each);

(b)

Second, to VLL4, in an amount up to the VLL4 Claims;

(c)

Third, to VLL5, in an amount up to the VLL5 Claims; and

(d)

Fourth, to Borrower, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

4.5

Insolvency Events. In the event of any distribution, division, or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the property of Borrower or the proceeds thereof to the creditors of Borrower, or the readjustment of any of the Claims, whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of all or any part of any of the Claims, or the application of the property of Borrower to the payment or liquidation thereof, or upon the dissolution or other winding up of Borrower’s business, or upon the sale of all or any substantial part of Borrower’s property (any of the foregoing being hereinafter referred to as an “Insolvency Event”), then, and in any such event, and subject to any subordination arrangements to which the Lenders may be subject, (a) all payments and distributions of any kind or character, whether in cash or property or securities in respect of the Lenders’ Claims shall be distributed ratably among the Lenders, subject to the provisions of Sections [2.2, 4.2, 4.3 and 4.4] hereof; (b) each Lender shall promptly file a claim or claims, on the form required in such proceeding, for the full outstanding amount of such Lender’s Claim, and shall use its best efforts to cause said claim or claims to be approved; (c) each of the Lenders hereby irrevocably agrees that, to the extent that it fails timely to do so (a “non-filing Lender”), at least 20 days before the deadline for such filing, any other Lender may in the name of the non-filing Lender, or otherwise, file and prove up any and all claims of the non-filing Lender relating to the non-filing Lender’s Claim; and (d) in the event that, notwithstanding the foregoing, but subject to the provisions of Sections [2.2, 4.2, 4.3 and 4.4] hereof, any payment or distribution of any kind or character, whether in cash, properties or securities, shall be received by a Lender in excess of its ratable share, then the portion of such payment or distribution in excess of such Lender’s ratable share shall be received by such Lender in trust for and shall be promptly paid over to the other Lenders for application to the payments of amounts due on the other Lender’s Claims.

4.6

Return of Payments.  To the extent any payment for the account of Borrower is required to be returned as a voidable transfer or otherwise, the Lenders shall contribute to one another as is necessary to ensure that such return of payment is on a pro rata basis.

4.7

Insurance.  In the event of any loss affecting any Collateral, the Lender having a senior Lien in the Collateral under this Agreement shall, subject to the Borrower’s rights under the Loan Agreement, have the sole and exclusive right, to adjust settlement of any insurance policy applicable to such Collateral.  All proceeds of such insurance applicable to such Collateral shall (subject to the Borrower’s rights under the Loan Agreement) be applied in the same manner set forth in Sections [4.2, 4.3 and 4.4] with respect to such Collateral itself and other proceeds thereof.

4.8

Lender Cooperation. If either Lender obtains possession of any Collateral (other than cash collateral received in payment of a Loan in the ordinary course), such Lender shall hold such Collateral for the ratable benefit of both Lenders.  Each Lender agrees to cooperate with each other Lender in its efforts to realize upon Collateral and to exercise the rights of Lenders under the Security Documents, including the execution of such instruments, powers of attorney or other documents as an Enforcing Lender may require to perform in such capacity.

4.9

Acquisition of Collateral. If Collateral is acquired by a Lender by foreclosure sale or otherwise, at the option of such Lender, title may be taken in the name of such Lender or in the name of a corporation affiliated with such Lender or other nominee designated by such Lender, in any case, for the ratable benefit of both Lenders subject to the terms of this Agreement.  Each Lender shall consult with the other Lender as to the general operation and disposition of any Collateral for which title has been acquired through foreclosure or otherwise.  Neither Lender shall withhold its consent unreasonably in matters and decisions by the other Lender relating to the management, operation, or repair of the Collateral so acquired.

4.10

Monitoring of Collateral, Risks and Standard of Care.  Whenever a Lender is acting as an Enforcing Lender it shall be acting for the other Lender for purposes of convenience in enforcing the rights and remedies of the Lenders arising after an Event of Default and, although such Enforcing Lender shall have the right, it shall have no obligation to inspect or monitor any Collateral or to determine whether any Default or Event of Default has occurred under the other Lender's Loan Documents.  The Enforcing Lender shall not be responsible for the performance or observance of any term, covenant or condition on the part of Borrower under the other Lender's Loan Documents.  Each Lender shall undertake such inspections or other monitoring of the Collateral and Borrower's observance of the terms of such Lender's Loan Documents as such Lender deems appropriate for its own purposes, and agrees that it shall not be relying upon the other Lender for the same.

4.11

Relationship of Lenders.  Neither the making of their respective Commitments to Borrower, the execution of this Agreement, the Loan Agreements or the other Loan Documents, nor any agreement to share any proceeds or Collateral, nor any Lender acting as an Enforcing Lender is intended to be, nor shall it be construed to be, the formation of a partnership or joint venture between the Lenders or the creation of any express, implied or constructive trust relationship between them.  Lenders agree that neither is acting as a trustee for the other.

5.

EXCULPATION; DELEGATION; AND INDEMNIFICATION OF LENDERS

5.1

Exculpation.  In connection with any exercise of Enforcement Actions hereunder, no Lender or any of its partners, or any of their respective directors, officers, employees, attorneys, accountants, or agents shall be liable as such for any action taken or omitted by it or them, except for its or their own gross negligence or willful misconduct with respect to its duties under this Agreement.

5.2

Delegation of Duties.  Each Lender may execute any of its powers and perform any duties hereunder either directly or by or through agents or attorneys-in-fact.  Each Lender shall be entitled to advice of counsel concerning all matters pertaining to such powers and duties.  No Lender shall  be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it, if the selection of such agents or attorneys-in-fact was done without gross negligence or willful misconduct.

5.3

Indemnification.  To the extent not reimbursed either by Borrower or from the application of Collateral proceeds pursuant to Sections [4.2, 4.3 and 4.4], a Lender (the “Indemnified Lender”) shall be indemnified by each of the other Lender (each, an “Indemnifying Lender”), and each Indemnifying Lender agrees to reimburse the Indemnified Lender for the Indemnifying Lender’s pro rata share of the following items (an “Indemnified Payment”):

(a)

all reasonable out-of-pocket costs and expenses of the Indemnified Lender incurred by the Indemnified Lender in connection with the discharge of its activities under this Agreement or the Loan Agreement, including reasonable legal expenses and attorneys’ fees; provided, that the Indemnified Lender shall consult with the other Lenders regarding the incurrence of such costs and expenses at reasonable intervals (but not more often than monthly) and any such reasonable costs and expenses shall be “Claims” hereunder notwithstanding any disagreement by the other Lenders as to their incurrence; and

(b)

from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, which may be imposed on, incurred by or asserted against the Indemnified Lender in any way relating to or arising out of this Agreement, or any action taken or omitted by the Indemnified Lender hereunder; provided that the Indemnifying Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements, if the same results from the Indemnified Lender’s gross negligence or willful misconduct or from undertaking Enforcement Actions in violation of Section 4.1;

(c)

provided, however, the Indemnified Lender shall not be reimbursed or indemnified for an Indemnified Payment made by the Indemnified Lender to another Lender, except to the extent that the Indemnified Lender paid more than its ratable share of such payment.  All Indemnified Payments (as set forth in this Section) to an Indemnified Lender are intended to be paid ratably by the other Lenders.

6.

Demand for Satisfaction Deemed Given.  By executing this Agreement, each Lender hereby demands of the other Lender satisfaction of its indebtedness, if such demand is required under Section 9504(1)(c) of the California UCC.  The rights and duties of Lenders in any foreclosure situation not addressed in this Agreement shall be determined by the provisions of applicable California law.

7.

RIGHTS IN THE WARRANTS

Notwithstanding anything to the contrary herein, no warrant issued to the Lenders by Borrower, the stock issuable thereunder, any amounts paid thereunder, any dividends, or any other rights in connection therewith shall be subject to the terms and conditions of this Agreement.  Nothing herein shall affect any Lender’s rights under any such warrants or stock to administer, manage, transfer, assign, or exercise such warrants or stock for its own account.

8.

NO RESPONSIBILITY FOR INVESTIGATION

Each Lender represents that it has made, and agrees that it will continue to make its own independent investigation of the financial condition and affairs of Borrower in connection with the making of Loans pursuant to the Loan Agreement, and that it has made and shall continue to make its own appraisal of the creditworthiness of Borrower.  Neither the Agent nor any Lender shall have any duty or responsibility either initially or on a continuing basis to make any such investigation or any such appraisal on behalf of all Lenders or to provide the other Lenders with any credit or other information with respect thereto whether coming into its possession before the date hereof or any time or times thereafter and shall further have no responsibility with respect to the accuracy of or the completeness of the information provided to the Lenders by Borrower.

9.

REPRESENTATIONS AND WARRANTIES

9.1

Due Organization and Qualification.  VLL4 represents and warrants that it is a corporation duly existing and in good standing under the laws of its state of incorporation and it is qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified, except for such states as to which any failure so to qualify would not have a material adverse effect on VLL4.  VLL5 represents and warrants that it is a corporation duly existing and in good standing under the laws of its state of incorporation and it is qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified, except for such states as to which any failure so to qualify would not have a material adverse effect on VLL5.  Each Lender severally, and not jointly, represent and warrant that, for the purposes of the Loan Agreement and the Loans made thereunder, it is exempt from the usury laws of the State of California.

9.2

Authority.  Each Lender represents and warrants that it has all necessary power and authority to execute, deliver and perform this Agreement in accordance with the terms hereof and that it has all requisite power and authority to own and operate its properties and to carry on its business as now conducted.

9.3

Authorization; Enforceability.  Each Lender represents and warrants that (a) the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have each been duly authorized by all necessary action on the part of such Lender and (b) this Agreement has been duly executed and delivered and constitutes a legal, valid and binding obligation of such Lender, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors’ rights or by general principles of equity.

10.

NOTICES

Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except informal documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by certified mail, postage prepaid, return receipt requested, or by facsimile to the Lenders, at their respective addresses or fax numbers set forth below:

If to VLL4:	Venture Lending & Leasing IV, Inc. 2010 North First Street, Suite 310 San Jose, CA 95131 Attention: CFO Fax: (408) 436-8625 PH: (408) 436-8577
If to VLL5:	Venture Lending & Leasing V, Inc. 2010 North First Street, Suite 310 San Jose, CA 95131 Attention: CFO Fax: (408) 436-8625 PH: (408) 436-8577

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

In addition, each Lender agrees (a) to notify the other Lenders promptly upon receipt of any notice from any Borrower and (b) at any other Lender’s request, to send a copy of any such notice to the other Lenders.

11.

NO BENEFIT TO THIRD PARTIES

The terms and provisions of this Agreement shall be for the sole benefit of Lenders and their respective successors and assigns, and no other Person (including Borrower) shall have any right, benefit, priority, or interest under, or because of this Agreement.

12.

GENERAL PROVISIONS

12.1

Successors and Assigns.  This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned, transferred or participated by any of the parties hereto without being in compliance with Section 2.4.

12.2

Severability of Provisions.  Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

12.3

Entire Agreement; Construction; Amendments and Waivers.

(a)

This Agreement constitutes and contains the entire agreement between the Lenders and supersedes any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof.

(b)

This Agreement is the result of negotiations between and has been reviewed by each of the Lenders executing this Agreement as of the date hereof and their respective counsel; accordingly, this Agreement shall be deemed to be the product of the parties hereto, and no ambiguity shall be construed in favor of or against any Lender.  Lenders agree that they intend the literal words of this Agreement and that no parole evidence shall be necessary or appropriate to establish any Lender’s actual intentions.

(c)

This Agreement (excluding Exhibits A and B hereto which may be modified unilaterally by a Lender) may be modified or amended only by a writing signed by both Lenders and approved in writing by Borrower which approval shall not be unreasonably withheld or delayed.

12.4

Counterparts.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, including counterparts transmitted by facsimile or other electronic means, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

12.5

Termination.  This Agreement shall terminate upon irrevocable payment in full to each Lender of all amounts owing to it under the Loan Agreement.  Notwithstanding the prior termination of this Agreement, the respective obligations of Lenders to indemnify each other shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Lenders have run.

12.6

Reinstatement.  Notwithstanding any provision of this Agreement to the contrary, the rights and obligations of the parties hereunder shall be reinstated and revived if and to the extent that for any reason any payment by or on behalf of Borrower is rescinded, or must be otherwise restored by Lenders, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid.  To the extent any payment is rescinded or restored, the Obligations shall be revived in full force and effect without reduction or discharge for that payment.

12.7

Attorneys' Fees.  If the services of an attorney are engaged by any party to secure the payment or performance of this Agreement or otherwise upon the breach or default of another party to this Agreement, or if any judicial remedy or arbitration is necessary to enforce or interpret any provision of this Agreement or the rights and duties of any person in relation thereto, the prevailing party shall be entitled to reasonable attorneys' fees, costs and other expenses, in addition to any other relief to which such party may be entitled.  The “prevailing party” shall be determined based upon an assessment by the court or arbitrator of which party's major arguments made or positions taken in the action or proceedings fairly could be said to have prevailed over the other party's major arguments or positions on major disputed issues in the decision or award.  Any award of damages following judicial remedy or arbitration as a result of the breach of this Agreement or any of its provisions shall include an award of prejudgment interest from the date of the breach at the lower of 10% per annum or the maximum amount of interest allowed by law.

12.8

Survival.  All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any obligations remain outstanding hereunder.

13.

RELATIONSHIP OF PARTIES

The relationship among the Lenders is, and at all times shall remain solely that of co-lenders.  Lenders shall not under any circumstances be construed to be partners or joint venturers of one another; nor shall the Lenders under any circumstances be deemed to be in a relationship of confidence or trust or a fiduciary relationship with one another, or to owe any fiduciary duty to one another.  Lenders do not undertake or assume any responsibility or duty to one another to select, review, inspect, supervise, pass judgment upon or otherwise inform each other of any matter in connection with Borrower’s property, any Collateral held by any Lender or the operations of Borrower.  Each Lender shall rely entirely on its own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by any Lender in connection with such matters is solely for the protection of such Lender.

14.

CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW, EACH OF THE LENDERS HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE  STATE OF CALIFORNIA.  LENDERS HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

[Use the following additional Section 15 in cases whereVLL4 has loans outstanding under a prior loan agreement with a borrower to whom VLL5 is now extending a new commitment.]

15.

CONSENT OF VLL4.  Pursuant to the VLL5 Loan Agreement, Borrower will grant to VLL5 a security interest in the Collateral.  In connection therewith, Borrower has requested that VLL4 waive the prohibitions set forth in Sections [5.9(c), 6.1 and 6.2] of the VLL4 Loan Agreement relating to the incurring by Borrower of additional Indebtedness (as such term is defined in the VLL4 Loan Agreement)  and granting of Liens to the extent contemplated under the VLL5 Loan Agreement.  In consideration of the agreements and obligations of VLL5 in this Agreement, VLL4 is willing to and does hereby grant such waiver and consents to Borrower entering into the VLL5 Loan Agreement.  In furtherance of the foregoing, VLL4 agrees that (i) the Indebtedness of Borrower to VLL5 under the VLL5 Loan Agreement and (ii) the Liens granted to VLL5 by Borrower on the Collateral shall be permitted Indebtedness and Permitted Liens for all purposes of the VLL4 Loan Agreement and the other loan documents executed and delivered in connection with the VLL4 Loan Agreement.  The foregoing waiver applies only to the specific instance described herein, and is not a waiver of any subsequent application of the same provisions of the VLL4 Loan Agreement, nor is it a waiver of any breach of any other provision of the VLL4 Loan Agreement.  Except as expressly amended by this Agreement, the VLL4 Loan Agreement remains unamended and in full force and effect.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

“LENDERS”

VENTURE LENDING & LEASING IV, INC.

By:

_______________________________

Name:

_______________________________

Title:

_______________________________

VENTURE LENDING & LEASING V, INC.

By:

_______________________________

Name:

_______________________________

Title:

_______________________________

AGREED TO AND APPROVED:

[BORROWER]

By:

_______________________________

Name:

_______________________________

Title:

_______________________________

[If applicable]

Exhibit “A”

[Prospectively, VLL5 may, as provided in Section 12.3(c), attach Equipment funding schedules or UCC-1 financing statement exhibits from all loans under the VLL5 Loan Agreement, as description of VLL5 Primary Collateral]

Exhibit “B”

[attach equipment funding schedules or UCC-1 financing statement exhibits from all loans under the VLL4 Loan Agreement, as description of the VLL4 Primary Collateral]